Exhibit 10.2
EXECUTION COPY
SECURITY AGREEMENT
SECURITY AGREEMENT (this “Agreement”), dated as of January 15, 2009, by and among (a) each of the Persons listed on Schedule I hereto (each such Person, individually, a “Borrower” and, collectively, the “Borrowers”), (b) each of the Persons listed on Schedule II hereto (each such Person, individually, a “Guarantor” and, collectively, the “Guarantors”) (the Borrowers and the Guarantors are hereinafter referred to, individually, as a “Grantor” and, collectively with any other Person now or hereafter party hereto, as the “Grantors”), and (c) WELLS FARGO RETAIL FINANCE, LLC, a Delaware limited liability company, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Credit Agreement referred to below), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.
WITNESSETH:
WHEREAS, reference is made to that certain Credit Agreement, dated as of January 15, 2009 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) the Grantors, (ii) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (iii) Wells Fargo Retail Finance, LLC, as Administrative Agent, Collateral Agent and Swing Line Lender, pursuant to which the Lenders have agreed to make Loans to the Borrowers upon the terms and subject to the conditions specified in the Credit Agreement;
WHEREAS, reference is also made to that certain Guaranty, dated as of January 15, 2009 (as amended, modified, supplemented or restated and in effect from time to time, the “Guaranty”), executed by the Guarantors in favor of the Administrative Agent, the Collateral Agent and the other Credit Parties, pursuant to which each Guarantor guarantees the payment and performance of the Guaranteed Obligations (as defined in the Guaranty); and
WHEREAS, the obligations of the Lenders to make Loans are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure the Secured Obligations (as defined herein).

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors and the Collateral Agent, on its own behalf and on behalf of the other Credit Parties (and each of their respective successors or assigns), hereby agree as follows:
ARTICLE 1
Definitions
SECTION 1.01 Generally. All references herein to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.
SECTION 1.02 Definition of Certain Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. In addition, as used herein, the following terms shall have the following meanings:
“Accessions” shall have the meaning given that term in the UCC.
“Account Debtor” shall have the meaning given that term in the UCC.
“Blue Sky Laws” shall have the meaning assigned to such term in Section 6.01(c) of this Agreement.
“Borrower” and “Borrowers” shall have the meaning assigned to such terms in the preamble of this Agreement.
“Chattel Paper” shall have the meaning given that term in the UCC.
“Collateral” shall mean all personal property of each Grantor, including, without limitation, all: (a) Accounts, (b) Chattel Paper, (c) Commercial Tort Claims (including, but not limited to, those Commercial Tort Claims listed on Schedule 3.07 hereto), (d) Deposit Accounts, (e) Documents, (f) Equipment, (g) Fixtures, (h) General Intangibles (including Payment Intangibles), (i) Goods, (j) Instruments, (k) Inventory, (l) Investment Property, (m) Letter-of-Credit Rights, (n) Software, (o) Supporting Obligations, (p) money, policies and certificates of insurance, deposits, cash, cash equivalents, or other property, (q) all books, records, and information relating to any of the foregoing ((a) through (p)) and/or to the operation of any Grantor’s business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded and maintained, (r) all insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing ((a) through (q)) or otherwise, (s) all Liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing ((a) through (r)), including the right of stoppage in transit, and (t) any of the foregoing, whether now owned or now due, or in which any Grantor has an interest, or hereafter acquired, arising, or to become due, or in which any Grantor obtains an interest, and all products, Proceeds, substitutions, and Accessions of or to any of the foregoing; provided, however, that the Collateral shall not include, and the Security Interest shall not attach to, any Excluded Assets.

“Collateral Agent” shall have the meaning assigned to such term in the preamble of this Agreement.
“Collateral Agent’s Rights and Remedies” shall have the meaning assigned to such term in Section 8.08(a).
“Commercial Tort Claim” shall have the meaning given that term in the UCC.
“Commodity Account” shall have the meaning given that term in the UCC.
“Commodity Intermediary” shall have the meaning given that term in the UCC.
“Control” shall have the meaning given that term in the UCC.
“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.
“Deposit Account” shall have the meaning given that term in the UCC and shall also include all demand, time, savings, passbook, or similar accounts maintained with a bank or other financial institution.
“Documents” shall have the meaning given that term in the UCC.
“Electronic Chattel Paper” shall have the meaning given that term in the UCC.
“Equipment” shall mean “equipment”, as defined in the UCC, and shall also mean all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Grantor’s business, and any and all Accessions or additions thereto, and substitutions therefor.

“Excluded Assets” shall mean (a) rights or property acquired under a lease, contract, property rights agreement, permit or license, the grant of a security interest in which shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, contract, property rights agreement, permit or license or a violation of Law (other than to the extent that any restriction on such assignment would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law or principles of equity), provided that the Proceeds therefrom shall not constitute “Excluded Assets” to the extent that the assignment of such Proceeds is not prohibited, (b) any insurance or condemnation proceeds covering any Real Estate leased by any Grantor, or any fixtures attached or appurtenant thereto, to the extent that the same are required by the terms of the applicable lease to be maintained for the benefit of, and paid over to, the landlord of such Real Estate, (c) any Excluded Equity Interests, (d) property that is subject to a purchase money lien or capital lease that is permitted under the Credit Agreement, provided that the agreement pursuant to which such Lien or capital lease is created requires the consent of any Person other than a Grantor as a condition to the creation of any other Lien on such property, to the extent that, and solely during the period in which, such consent has not been obtained, (e) United States “intent to use” Trademark applications to the extent that, and solely during the period in which, a statement of use has not been filed, (f) payroll and withholding tax accounts, and (g) Equity Interests of Parent that are placed into an equity incentive plan of Parent, which is permitted under the Credit Agreement.
“Excluded Equity Interests” means (a) any Equity Interest or group of Equity Interests issued by any CFC representing more than 65% of the total voting power of all outstanding “stock entitled to vote” within the meaning of Treasury Regulations sections 1.956-2(c)(2), (b) any Equity Interest issued by a Subsidiary of a CFC, and (c) any Equity Interest issued by Industrial Center Management Association, LLC, a New Jersey limited liability company.
“Financial Asset” shall have the meaning given that term in the UCC.
“Financing Statement” shall have the meaning given that term in the UCC.
“Fixtures” shall have the meaning given that term in the UCC.
“General Intangibles” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: Payment Intangibles; rights to payment for credit extended; deposits; amounts due to any Grantor; credit memoranda in favor of any Grantor; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; rights to collect payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of any Grantor to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; technical data; tapes, disks, semi-conductors chips and printouts; IP Collateral (as defined in the Intellectual Property Security Agreement); proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by or credit extended or services performed, by any Grantor, whether intended for an individual customer or the general business of any Grantor, or used or useful in connection with research by any Grantor.

“Goods” shall have the meaning given that term in the UCC.
“Grantor” and “Grantors” shall have the meaning assigned to such terms in the preamble of this Agreement.
“Guarantor” and “Guarantors” shall have the meaning assigned to such terms in the preamble of this Agreement.
“Guaranty” shall have the meaning assigned to such term in the preliminary statement of this Agreement.
“Indemnitee” shall have the meaning assigned to such term in Section 8.06(b) of this Agreement.
“Instruments” shall have the meaning given that term in the UCC.
“Inventory” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: (a) Goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.
“Investment Property” shall have the meaning given that term in the UCC.
“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit A hereto.
“Lender” and “Lenders” shall have the meaning assigned to such terms in the preliminary statement of this Agreement.
“Letter-of-Credit Right” shall have the meaning given that term in the UCC and shall also mean any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded, or is at the time entitled to demand, payment or performance.
“Letters of Credit” shall have the meaning given that term in the UCC.
“Payment Intangible” shall have the meaning given that term in the UCC and shall also mean any General Intangible under which the Account Debtor’s primary obligation is a monetary obligation.
“Proceeds” shall have the meaning given that term in the UCC.
“Secured Obligations” shall mean, collectively, the Obligations (as defined in the Credit Agreement) and the Guaranteed Obligations (as defined in the Guaranty).

“Securities Act” shall have the meaning assigned to such term in Section 6.01(c) of this Agreement.
“Securities Account” shall have the meaning given that term in the UCC.
“Securities Intermediary” shall have the meaning given that term in the UCC.
“Security” shall have the meaning given that term in the UCC.
“Security Entitlement” shall have the meaning given that term in the UCC.
“Security Interest” shall have the meaning assigned to such term in Section 2.01 of this Agreement.
“Software” shall have the meaning given that term in the UCC.
“Supporting Obligation” shall have the meaning given that term in the UCC and shall also refer to a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.
SECTION 1.03 Rules of Interpretation. The rules of interpretation specified in Sections 1.02 through 1.05 of the Credit Agreement shall be applicable to this Agreement.
ARTICLE 2
Security Interest
SECTION 2.01 Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, its successors and permitted assigns, for its own benefit and the benefit of the other Credit Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”). Without limiting the foregoing, each Grantor hereby designates the Collateral Agent as such Grantor’s true and lawful attorney, exercisable by the Collateral Agent whether or not an Event of Default exists, with full power of substitution, at the Collateral Agent’s option, to file one or more Financing Statements, continuation statements, or to sign other documents for the purpose of perfecting, confirming or continuing the Security Interest granted by each Grantor, without the signature of any Grantor (each Grantor hereby appointing the Collateral Agent as such Person’s attorney to sign such Person’s name to any such instrument or document, whether or not an Event of Default exists), and naming any Grantor or the Grantors, as debtors, and the Collateral Agent, as secured party. Any such financing statement may indicate the Collateral as “all assets of the Grantor”, “all personal property of the debtor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC.

SECTION 2.02 No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Credit Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
ARTICLE 3
Representations and Warranties
Each Grantor represents and warrants to the Collateral Agent and the other Credit Parties that:
SECTION 3.01 Title and Authority. Each Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person, other than any consent or approval which has been obtained.
SECTION 3.02 Filings. Upon the filing of UCC Financing Statements or other appropriate filings, recordings or registrations naming each Grantor as “debtor” and the Collateral Agent as “secured party” and containing a description of the Collateral in each governmental, municipal or other office as is necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, the Security Interest granted to the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) hereunder shall constitute a legal, valid and perfected security interest in the Collateral, and no further or subsequent filing, refiling, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements or analogous filings or as a result of any change in a Grantor’s name or jurisdiction of incorporation or formation or under any other circumstances under which, pursuant to the UCC or other applicable recording or registration system, filings, registrations or recordings previously made have become misleading or ineffective in whole or in part.
SECTION 3.03 Validity and Priority of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the making of the filings described in Section 3.02 above, a perfected security interest in all of the Collateral (to the extent perfection in the Collateral can be accomplished by such filing) and (c) subject to the obtaining of Control, a perfected security interest in all of the Collateral (to the extent perfection in the Collateral can be accomplished by Control). The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to Permitted Encumbrances having priority by operation of applicable Law.

SECTION 3.04 Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for (i) Permitted Encumbrances or (ii) Liens for which termination statements or releases (or payoff letters providing for the delivery or filing of termination statements or releases) have been delivered to the Collateral Agent. Except, in each case, for Permitted Encumbrances, no Grantor has (a) filed or consented to the filing of (i) any Financing Statement or analogous document under the UCC or any other applicable Law covering any Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, or (b) entered into any agreement in which any Grantor grants Control over any Collateral, which Financing Statement, control agreement or analogous document, assignment, security agreement or similar instrument is still in effect.
SECTION 3.05 Bailees, Warehousemen, Etc. Except as set forth on Schedule 3.05 hereto and except for Inventory in transit to a location of such Grantor, no Inventory of any Grantor is in the care or custody of any third party or stored or entrusted with a bailee or other third party, and none shall hereafter be placed under such care, custody, storage or entrustment unless a Collateral Access Agreement is delivered to the Collateral Agent by such third party or bailee.
SECTION 3.06 Consignments. As of the Closing Date, except as set forth on Schedule 3.06 hereto, no Grantor has possession of any property on consignment. After the Closing Date, no Grantor shall have possession of any property on consignment without the prior written consent of the Collateral Agent (which consent shall not be unreasonably withheld, but which shall be subject to such conditions as the Collateral Agent may reasonably require).
SECTION 3.07 Commercial Tort Claims. As of the Closing Date, none of the Collateral consists of a Commercial Tort Claim, except as set forth on Schedule 3.07 hereto.
SECTION 3.08 Instruments and Chattel Paper. As of the Closing Date, no amounts payable under or in connection with any of the Collateral are evidenced by any Instrument or Chattel Paper, other than such Instruments and Chattel Paper listed in Schedule 3.08 hereto. Each Instrument and each item of Chattel Paper listed in Schedule 3.08 hereto has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank.
SECTION 3.09 Securities Accounts and Commodity Accounts. As of the Closing Date, no Grantor has any Securities Accounts or Commodity Accounts other than those listed in Schedule 3.09 hereto.

SECTION 3.10 Electronic Chattel Paper and Transferable Records. As of the Closing Date, no amount under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act, as in effect in any relevant jurisdiction), other than such Electronic Chattel Paper and transferable records listed in Schedule 3.10 hereto.
SECTION 3.11 Intellectual Property. This Agreement is effective to create a valid and continuing Lien on and, upon filing of the Intellectual Property Security Agreement with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, perfected Liens in favor of the Collateral Agent on each Grantor’s Patents, Trademarks and Copyrights (as such terms are defined in the Intellectual Property Security Agreement) and such perfected Liens are enforceable as such as against any and all creditors of, and purchasers from, any Grantor. Upon filing of the Intellectual Property Security Agreement with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, and the filing of appropriate Financing Statements, all action necessary or desirable to perfect the Collateral Agent’s Lien on each Grantor’s Patents, Trademarks or Copyrights shall have been duly taken.
ARTICLE 4
Covenants
SECTION 4.01 Change of Name; Location of Collateral; Records; Place of Business.
(a) Each Grantor will furnish to the Collateral Agent at least thirty (30) days prior written notice (or such shorter period as may be agreed to in writing by the Collateral Agent in its sole discretion) of any change in: (i) any Grantor’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) the location of any Grantor’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility, but excluding the establishment of any such new Stores); (iii) any Grantor’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Grantor’s Federal Taxpayer Identification Number or organizational identification number, if any, assigned to it by its state of organization. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings, publications and registrations have been made under the UCC or other applicable Law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral (subject only to Permitted Encumbrances having priority by operation of applicable Law) for its own benefit and the benefit of the other Credit Parties.

(b) Each Grantor agrees (i) to maintain, at its own cost and expense, records with respect to the Collateral owned by it which are complete and accurate in all material respects and which are consistent with its current practices, but in any event to include accounting records which are complete in all material respects indicating all payments and proceeds received with respect to any part of the Collateral, and (ii) at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.
SECTION 4.02 Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons (other than holders of Permitted Encumbrances having priority by operation of applicable Law) and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien (other than Permitted Encumbrances having priority by operation of applicable Law).
SECTION 4.03 Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, promptly deliver and cause to be duly filed all such further documents, Financing Statements, agreements and instruments and take all such further actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby or the validity or priority of such Security Interest, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any Financing Statements or other documents in connection herewith or therewith. Without limiting the foregoing, each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further documents, Financing Statements, agreements and instruments and take all such further actions as the Collateral Agent may from time to time reasonably request to perfect the Collateral Agent’s Security Interest in all Accounts, Inventory, Deposit Accounts, Investment Property, and the Proceeds therefrom (including causing the Collateral Agent to have Control of any such Collateral to the extent required under the Credit Agreement and to the extent perfection in such Collateral can be accomplished by Control).
SECTION 4.04 Inspection and Verification. Each Grantor shall, and shall cause each of its Subsidiaries to, permit representatives and independent contractors of the Collateral Agent to visit its properties and inspect the Collateral and all records related thereto (and to make extracts and copies from such records), to discuss its affairs, finances and accounts with its directors, officers and Registered Public Accounting Firm, and to conduct appraisals, commercial finance examinations and other evaluations, all in accordance with, and subject to the terms and conditions of, Section 6.10 of the Credit Agreement. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right to verify the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third Person, by contacting Account Debtors or the third Person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the right, subject to the confidentiality provisions of Section 10.07 of the Credit Agreement, to share any information it gains from such inspection or verification with any Credit Party. The Grantors shall pay the fees and expenses of the Collateral Agent or such other Persons with respect to such inspections and verifications to the extent required by the terms of Section 6.10 of the Credit Agreement.

SECTION 4.05 Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral (other than Permitted Encumbrances), and may take any other action which the Collateral Agent may reasonably deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that the Collateral Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where a court of competent jurisdiction determines by final and nonappealable judgment that the Collateral Agent’s actions constitute gross negligence or willful misconduct; provided further that the making of any such payments or the taking of any such action by the Collateral Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from any Grantor’s failure to have made such payments or taken such action. Nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
SECTION 4.06 Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of, and transferees from, the Account Debtor or other Person granting the security interest.
SECTION 4.07 Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Credit Parties from and against any and all liability for such performance.

SECTION 4.08 Use and Disposition of Collateral. None of the Grantors shall make or permit to be made a collateral assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral or shall grant Control of any Collateral to any Person, in each case except for Permitted Encumbrances. Except for Permitted Dispositions, none of the Grantors shall make or permit to be made any transfer of the Collateral. Each Grantor shall remain at all times in possession of the Collateral owned by it, except with respect to the following: (a) Inventory placed under the care, custody, storage or entrustment of a bailee or other third party, provided that, such bailee or other third party shall have delivered to the Collateral Agent a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent; (b) sales of Inventory in the ordinary course of business; (c) movement of Inventory from one location of such Grantor to another location of such Grantor and Inventory in transit to a location of such Grantor; (d) disposal of Equipment which is obsolete, worn out, or damaged beyond repair, or no longer used or useful; (e) Equipment which is out for repair; and (f) other Permitted Dispositions.
SECTION 4.09 Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, except, in each case, for extensions, releases, credits, discounts, compromises or settlements granted or made in the ordinary course of business or consistent with its current practices.
SECTION 4.10 Insurance.
(a) Each Grantor shall (i) maintain or shall cause to be maintained such insurance as is required pursuant to Section 6.07 of the Credit Agreement; (ii) maintain such other insurance as may be required by applicable Law; and (ii) furnish to the Collateral Agent, upon written request, full information as to the insurance carried.
(b) Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto, in each case during the existence of a Cash Dominion Event. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or in part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.10, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.11 Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall promptly notify the Collateral Agent in writing of the details thereof, and such Grantor shall take such actions as the Collateral Agent shall reasonably request in order to grant to the Collateral Agent, for the ratable benefit of the Credit Parties, a perfected security interest therein and in the Proceeds thereof.
SECTION 4.12 Legend. Upon the occurrence and during the continuance of an Event of Default, and at the request of the Collateral Agent, each Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, its Accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Collateral Agent, for its own benefit and the benefit of the other Credit Parties, and that the Collateral Agent has a security interest therein.
SECTION 4.13 Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s Security Interest in the Collateral, each Grantor covenants and agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:
(a) If any amount then payable under or in connection with any of the Collateral shall become evidenced by any Instrument or Chattel Paper (other than checks received in the ordinary course of business, which shall be dealt with in accordance with the terms of the Credit Agreement, including Section 6.13 thereof), other than such Instruments and Chattel Paper listed in Schedule 3.08 hereto, the Grantor acquiring such Instrument or Chattel Paper shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.
(b) No Grantor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (i) such Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Collateral Agent, and (ii) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Grantor shall have duly executed and delivered a control agreement with respect to such Securities Account or Commodity Account, as the case may be. Each Grantor shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and within one (1) Business Day of actual receipt thereof, deposit any and all cash and Investment Property received by it into a Deposit Account or Securities Account subject to the Collateral Agent’s Control. The provisions of this Section 4.13(b) shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary. No Grantor shall grant Control over any Investment Property to any Person other than the Collateral Agent.

(c) As between the Collateral Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property and Pledged Securities (as defined in the Pledge Agreement), and the risk of loss of, damage to, or the destruction of, the Investment Property and Pledged Securities (except where a court of competent jurisdiction determines by final and nonappealable judgment that such loss, damage or destruction has resulted from the gross negligence or willful misconduct of the Collateral Agent), whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary, any Grantor or any other Person.
(d) If any amount payable under or in connection with any of the Collateral shall become evidenced by any Electronic Chattel Paper or any transferable record, other than such Electronic Chattel Paper and transferable records listed in Schedule 3.10 hereto, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent Control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction, of such transferable record.
(e) If any Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued, such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall, at the request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit and to cause the proceeds of any drawing under such Letter of Credit to be paid directly to the Collateral Agent after the occurrence and during the continuance of any Cash Dominion Event, or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be paid directly to the Collateral Agent after the occurrence and during the continuance of any Cash Dominion Event and applied as provided in the Credit Agreement.
SECTION 4.14 Joinder of Additional Grantors. Upon the formation or acquisition of any new direct or indirect Subsidiary (other than any CFC or a Subsidiary that is held directly or indirectly by a CFC) by any Grantor, then such Grantor shall, at such Grantor’s expense, cause such Subsidiary to execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Exhibit A hereto and to comply with the requirements of Section 6.12 of the Credit Agreement, within the time periods specified therein, and, upon such execution and delivery, such Subsidiary shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

ARTICLE 5
Collections; Power of Attorney
SECTION 5.01 Collections.
(a) Each Grantor shall at all times comply with the cash management provisions of Section 6.13 of the Credit Agreement, including, without limitation, after the occurrence and during the continuance of a Cash Dominion Event, causing the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Secured Obligations) of all cash receipts and collections into the Concentration Account or a Blocked Account, as provided for in the Credit Agreement.
(b) Without the prior written consent of the Collateral Agent, no Grantor shall modify or amend the instructions pursuant to any of the Credit Card Notifications or the Blocked Account Agreements. So long as no Event of Default has occurred and is continuing, each Grantor shall, and the Collateral Agent hereby authorizes each Grantor to, enforce and collect all amounts owing on the Inventory and Accounts; provided, however, that such authorization may, at the direction of the Collateral Agent, be terminated upon the occurrence and during the continuance of any Event of Default.
SECTION 5.02 Power of Attorney. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the other Credit Parties, (a) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by the Grantors under Section 2.01 of this Agreement, (b) upon the occurrence and during the continuance of a Cash Dominion Event or as otherwise permitted under the Credit Agreement, (i) to take actions required to be taken by the Grantors under Section 5.01(a) of this Agreement; and (ii) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, and (c) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted under the Credit Agreement, (i) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (ii) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (iii) to sign the name of any Grantor on any notice to such Grantor’s Account Debtors; (iv) to sign the name of any Grantor on any proof of claim in bankruptcy against Account Debtors, and on notices of lien, claims of mechanic’s liens, or assignments or releases of mechanic’s liens securing the Accounts; (v) to sign change of address forms to change the address to which each Grantor’s mail is to be sent to such address as the Collateral Agent shall designate; (vi) to receive and open each Grantor’s mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to the Lead Borrower or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Collateral

Agent reasonably determines to be the appropriate person to whom to so turn over such mail; (vii) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (viii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (ix) to take all such action as may be reasonably necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary; (x) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (xi) to use, license or transfer any or all General Intangibles of any Grantor, subject to those restrictions to which such Grantor is subject under applicable Law and by contract; (xii) to cause all Documents (including, without limitation, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title) to name the Collateral Agent as consignee and to obtain control over the Documents; and (xiii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things reasonably necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent was the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Credit Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Credit Party, or to present or file any claim or notice. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of each Grantor for the purposes set forth above is coupled with an interest and is irrevocable.
SECTION 5.03 No Obligation to Act. The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 5.02, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act, except where a court of competent jurisdiction determines by final and nonappealable judgment that the subject act or omission to act has resulted from the gross negligence or willful misconduct of the Collateral Agent. The provisions of Section 5.02 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any other Credit Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Credit Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by applicable Law or otherwise.

ARTICLE 6
Remedies
SECTION 6.01 Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other applicable Law. The rights and remedies of the Collateral Agent shall include, without limitation, the right to take any or all of the following actions at the same or different times:
(a) With respect to any Collateral consisting of Accounts, General Intangibles (including Payment Intangibles), Letter-of-Credit Rights, Instruments, Chattel Paper, Documents, and Investment Property, the Collateral Agent may collect the Collateral with or without the taking of possession of any of the Collateral.
(b) With respect to any Collateral consisting of Accounts, the Collateral Agent may: (i) demand, collect and receive any amounts relating thereto, as the Collateral Agent may determine; (ii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; (iv) without limiting the Collateral Agent’s rights set forth in Section 5.02 hereof, receive, open and dispose of mail addressed to any Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of such Grantor; and (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent was the absolute owner thereof for all purposes.

(c) With respect to any Collateral consisting of Investment Property, the Collateral Agent may: (i) exercise all rights of any Grantor with respect thereto, including without limitation, the right to exercise all voting and corporate rights at any meeting of the shareholders of the Issuer of any Investment Property and to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Investment Property as if the Collateral Agent was the absolute owner thereof, including the right to exchange, at its discretion, any and all of any Investment Property upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, all without liability except to account for property actually received as provided in Section 5.03 hereof; (ii) transfer such Collateral at any time to itself, or to its nominee, and receive the income thereon and hold the same as Collateral hereunder or apply it to the Secured Obligations; and (iii) demand, sue for, collect or make any compromise or settlement it deems desirable. The Grantors recognize that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Investment Property by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77 (as amended and in effect, the “Securities Act”) or the Securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof, (b) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Investment Property were sold at public sales, (c) that neither the Collateral Agent nor any other Credit Party has any obligation to delay sale of any of the Investment Property for the period of time necessary to permit the Investment Property to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. Notwithstanding anything herein to the contrary, no Grantor shall be required to register, or cause the registration of, any Investment Property under the Securities Act or any Blue Sky Laws.
(d) With respect to any Collateral consisting of Inventory, Goods, and Equipment, the Collateral Agent may conduct one or more going out of business sales, in the Collateral Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor. The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein. Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.
(e) With or without legal process and with or without prior notice or demand for performance, the Collateral Agent may enter upon, occupy, and use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied, or used by the Collateral Agent. The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent’s taking possession thereof, and may render any Collateral unusable to the Grantors. In no event shall the Collateral Agent be liable to any Grantor for use or occupancy by the Collateral Agent of any premises pursuant to this Section 6.01, nor for any charge (such as wages for the Grantors’ employees and utilities) incurred in connection with the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies (as defined herein) hereunder, other than for direct or actual damages resulting from the gross negligence or willful misconduct of the Collateral Agent as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(f) The Collateral Agent may require any Grantor to assemble the Collateral and make it available to the Collateral Agent at such Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and such Grantor.
(g) The Collateral Agent may require any Grantor to name the Collateral Agent as consignee on any Documents and to furnish the Collateral Agent with control over any such Documents.
(h) Each Grantor agrees that the Collateral Agent shall have the right, subject to applicable Law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.
(i) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Grantors such advance notice as may be practicable under the circumstances), the Collateral Agent shall give the Grantors at least ten (10) days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Grantor agrees that such written notice shall satisfy all requirements for notice to such Grantor which are imposed under the UCC or other applicable Law with respect to the exercise of the Collateral Agent’s Rights and Remedies upon default. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.
(j) Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Secured Obligations shall not be deemed to have been reduced as a result thereof unless and until payment in full is received thereon by the Collateral Agent. In the event that the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and apply the proceeds from such resale in accordance with the terms of Section 6.02 of this Agreement.

(k) At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Section 6.01, the Collateral Agent or any other Credit Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor, the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Credit Party from any Grantor on account of the Secured Obligations as a credit against the purchase price, and the Collateral Agent or such other Credit Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.
(l) For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof. The Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations indefeasibly paid in full.
(m) As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.
(n) To the extent permitted by applicable Law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
SECTION 6.02 Application of Proceeds. After the occurrence and during the continuance of an Event of Default and acceleration of the Secured Obligations, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Collateral Documents, in accordance with Section 8.03 of the Credit Agreement.
The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale or other disposition of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or by the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE 7
Perfection of Security Interest
SECTION 7.01 Perfection by Filing. This Agreement constitutes an authenticated record, and each Grantor hereby authorizes the Collateral Agent, pursuant to the provisions of Section 2.01 and Section 5.02, to file one or more Financing Statements or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Collateral Agent shall reasonably deem appropriate, and the Grantors shall pay the Collateral Agent’s reasonable costs and expenses incurred in connection therewith.
SECTION 7.02 Other Perfection, Etc. Each Grantor shall at any time and from time to time take such steps as the Collateral Agent may reasonably request for the Collateral Agent (a) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Collateral Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Collateral Agent, (b) to obtain Control of any Investment Property, Deposit Accounts (subject, in the case of Deposit Accounts, to Section 6.13 of the Credit Agreement), Letter-of-Credit Rights or Electronic Chattel Paper, with any agreements establishing Control to be in form and substance reasonably satisfactory to the Collateral Agent, and (c) otherwise to insure the continued perfection of the Collateral Agent’s security interest in any of the Collateral with the priority described in Section 3.03 and of the preservation of its rights therein.
SECTION 7.03 Savings Clause. Nothing contained in this Article 7 shall be construed to narrow the scope of the Collateral Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Collateral Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the UCC.
ARTICLE 8
Miscellaneous
SECTION 8.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.
SECTION 8.02 Grant of Non-Exclusive License. Without limiting the provisions of Section 6.01 hereof or any other rights of the Collateral Agent as the holder of a Lien on any IP Collateral (as defined in the Intellectual Property Security Agreement), each Grantor hereby grants to the Collateral Agent, and the representatives and independent contractors of the Collateral Agent, a royalty free, non-exclusive, irrevocable license, to use, apply, and affix any trademark, trade name, logo, or the like in which any Grantor now or hereafter has rights, subject to such restrictions to which such Grantor is subject under applicable Law or contract, such license to be effective upon the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory. The license granted in this Section 8.02 shall remain in full force and effect throughout the term of this Agreement, notwithstanding the release of any Grantor hereunder.

SECTION 8.03 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from the Guaranty or any other guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.
SECTION 8.04 Survival of Agreement. All covenants, agreements, representations and warranties made by each Grantor herein and in any other Loan Document and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Credit Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent, the L/C Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect unless terminated in accordance with Section 8.14 hereof.
SECTION 8.05 Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of each Grantor that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and permitted assigns. This Agreement shall be binding upon each Grantor and the Collateral Agent and their respective successors and permitted assigns, and shall inure to the benefit of each Grantor, the Collateral Agent and the other Credit Parties and their respective successors and permitted assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 8.06 Collateral Agent’s Fees and Expenses; Indemnification.
(a) Without limiting or duplicating any of their obligations under the Credit Agreement, the Guaranty or the other Loan Documents, the Grantors jointly and severally agree to pay all reasonable out-of-pocket expenses incurred by the Collateral Agent, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Collateral Agent, in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the Collateral Agent’s Rights and Remedies hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.
(b) Without limiting or duplicating any of their indemnification obligations under the Credit Agreement, the Guaranty or the other Loan Documents, the Grantors shall jointly and severally indemnify the Collateral Agent (or any sub-agent thereof), each other Credit Party and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, settlement payments, costs and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Grantor arising out of, in connection with, or as a result of, (i) the execution or delivery of this Agreement, the Credit Agreement, the Guaranty, any other Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Collateral Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement, the Credit Agreement and the other Loan Documents, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Grantor, or any of the Grantors’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Grantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Grantors shall promptly pay the reasonable fees and expenses of such counsel.

(c) To the fullest extent permitted by applicable Law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, or the transactions contemplated hereby or thereby. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement, the Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(d) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. All amounts due under this Section 8.06 shall be payable not later than ten (10) Business Days after demand therefor.
(e) The agreements in this Section 8.06 shall survive the resignation of the Collateral Agent, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Secured Obligations.
SECTION 8.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 8.08 Waivers; Amendment.
(a) The rights, remedies, powers, privileges, and discretions of the Collateral Agent hereunder (herein, the “Collateral Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Collateral Agent in exercising or enforcing any of the Collateral Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Collateral Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other Event of Default or of any other default hereunder or under any other agreement. No single or partial exercise of any of the Collateral Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Collateral Agent and any

Person, at any time, shall preclude the other or further exercise of the Collateral Agent’s Rights and Remedies. No waiver by the Collateral Agent of any of the Collateral Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Collateral Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Collateral Agent may determine. The Collateral Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph 0 below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.
(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.
SECTION 8.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.09.
SECTION 8.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 8.11 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.12 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 8.13 Jurisdiction; Waiver of Venue; Consent to Service of Process.
(a) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE GRANTORS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN 0. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
SECTION 8.14 Termination; Release of Collateral.
(a) Any Lien upon any Collateral will be released automatically if the Collateral constitutes property being sold, transferred or disposed of in a Permitted Disposition upon receipt by the Collateral Agent of the Net Proceeds thereof to the extent required by the Credit Agreement (and if not so required, upon receipt thereof by the applicable Grantor). Upon at least two (2) Business Days prior written request by the Grantors, the Collateral Agent shall execute such documents as may be necessary to evidence the release of the Liens upon any Collateral described in this Section 8.14; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under applicable Law, expose the Collateral Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of any Grantor in respect of) all interests retained by any Grantor, including, without limitation, the Proceeds of any sale, all of which shall continue to constitute part of the Collateral.
(b) Except for those provisions which expressly survive the termination thereof, this Agreement and the Security Interest granted herein shall terminate when (i) the Aggregate Commitments have expired or been terminated, (ii) all of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted and any Other Liabilities which are not by their terms then due and payable provided that the Agents shall have received such indemnities and collateral security as they shall have required in accordance with the terms of Section 10.11 of the Credit Agreement) have been indefeasibly paid in full in cash, (iii) all L/C Obligations have been reduced to zero (or fully Cash Collateralized or supported by another letter of credit in a manner reasonably satisfactory to the L/C Issuer and the Administrative Agent), and (iv) the Administrative Agent has no further obligation to endeavor to cause the L/C Issuer to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC termination statements, releases and similar documents that the Grantors shall reasonably request to evidence such termination; provided, however, that the Credit Agreement, this Agreement, and the Security Interest granted herein shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Credit Party upon the bankruptcy or reorganization of any Grantor. Any execution and delivery of termination statements, releases or other documents pursuant to this Section 8.14 shall be without recourse to, or warranty by, the Collateral Agent or any other Credit Party.

SECTION 8.15 Conflict. In the event of a conflict between this Agreement and the Pledge Agreement, the terms of the Pledge Agreement shall control with respect to the Pledged Collateral (as defined in the Pledge Agreement) and the terms of this Agreement shall control with respect to all other Collateral. In the event of a conflict between this Agreement and the Intellectual Property Security Agreement, the terms of the Intellectual Property Security Agreement shall control with respect to the IP Collateral (as defined in the Intellectual Property Security Agreement) and the terms of this Agreement shall control with respect to all other Collateral.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTORS:	Borrower: A.C. MOORE INCORPORATED
	By:	/s/ Rodney B. Schriver
		Name:	Rodney B. Schriver
		Title:	Vice President

Guarantors: A.C. MOORE ARTS & CRAFTS, INC.
	By:	/s/ Rodney B. Schriver
		Name:	Rodney B. Schriver
		Title:	Vice President

MOORESTOWN FINANCE, INC.
	By:	/s/ Rodney B. Schriver
		Name:	Rodney B. Schriver
		Title:	Vice President

BLACKWOOD ASSETS, INC.
	By:	/s/ Rodney B. Schriver
		Name:	Rodney B. Schriver
		Title:	Vice President
Signature Page to Security Agreement

COLLATERAL AGENT:	WELLS FARGO RETAIL FINANCE, LLC
	By:	/s/ Cory Loftus
		Name:	Cory Loftus
		Title:	Vice President
Signature Page to Security Agreement